Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of August 8, 2016, between FORM Holdings Corp., a Delaware corporation (the “Company”), each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser”), and for the limited purposes set forth in Section 1, Mistral XH Representative, LLC, a Delaware limited liability company, as the representative of the Purchasers (the “Representative”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the Purchasers pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, upon the execution and delivery of this Agreement, the Company and each Purchaser agree as follows:

1. Subscription.

(a) Deposit. On the date hereof (the “Signing Date”), Mistral Spa Holdings, LLC (the “Initial Purchaser”) shall deposit with the Company an aggregate amount in cash equal to the Aggregate Purchase Price (as hereinafter defined). From and after the Signing Date, subject to the terms and conditions of this Agreement, each Company Unitholder (as defined in the Merger Agreement) shall have the opportunity to purchase a portion of the Shares (as hereinafter defined).

(b) Additional Purchasers. The Company and the Initial Purchaser acknowledge and agree that XpresSpa (as defined herein) intends to offer the opportunity to participate in the purchase of the Shares to each of its equityholders. In order to facilitate the Closing, the Initial Purchaser has executed this Agreement and funded its Subscription Amount. In the event that any other equityholder of XpresSpa elects to participate in the purchase of the Shares (in an amount determined in accordance with the notice delivered by XpresSpa to its equityholders related to this transaction), executes a joinder to this Agreement in form and substance reasonably satisfactory to the Company and the Representative, and timely funds their Subscription Amount, Schedule II hereto shall be amended (as directed by the Representative) to reflect such revised allocation of the Shares. On the Closing Date, the Representative shall provide the Company with the final Schedule II, reflecting (i) the allocation of the Shares amongst the Purchasers, after giving effect to the participation by other Purchasers, (ii) the related Subscription Amounts, and (iii) any amounts to be returned to a Purchaser from the Company as a result of aggregate funding by the Purchasers in excess of the aggregate Subscription Amount. This Agreement may be amended to add additional Purchasers, pursuant to one or more joinder agreements in form and substance reasonably satisfactory to the Company and the Representative, in order to implement the foregoing provisions.

(c) Subscription of Purchasers. Each Purchaser, intending to be legally bound, severally (and not jointly nor jointly and severally), hereby irrevocably subscribes for and agrees to purchase the number of shares of Common Stock (the “Shares”) listed next to such Purchaser’s name on Schedule II hereto, at a per share purchase price of $2.31 (the “Per Share Purchase Price”) for an aggregate purchase price of $1,733,825.94 (for the Purchasers in the aggregate) (the “Aggregate Purchase Price”), and the Company, intending to be legally bound, hereby agrees to issue and sell the Shares to the Purchasers, provided, however, that the Company reserves the right to accept or reject this subscription for Shares, in whole or in part. If the Company elects to accept this subscription for Shares in part, it shall promptly notify each Purchaser on the signature page countersigned by the Company and delivered to each Purchaser.

(d) Rights of Representative. The Purchasers and Company acknowledge and agree that, for purposes of this Agreement, the Representative shall have all of the rights, powers and privileges to which it is entitled under the Merger Agreement.

2. Accredited Investors. The offering and sale of the Shares (the “Offering”) is being made to “accredited investors” (as such term is defined in Regulation D promulgated by the U. S. Securities and Exchange Commission (the “SEC”) under the Act).

3. Purchase and Sale of Shares.  The Company agrees to issue and sell to the Purchasers and the Purchasers agree to purchase the Shares at a closing to take place at the offices of the Company, or such other place as the Purchasers and the Company shall mutually agree, including by way of the exchange of facsimile or “pdf” copies of signatures (the “Closing”), on a Trading Day designated by the Representative not later than 15 Trading Days after the effectiveness of the Form S-4 registration statement related to the Company securities to be issued pursuant to the Merger Agreement (the “Closing Date”).  The Representative shall give the Company written notice of the designated Closing Date at least 3 Trading Days in advance of the designated Closing Date. Each Purchaser shall deliver (or have delivered) to the Company, via wire transfer or a certified check, immediately available funds equal to the aggregate amount to be paid for the Shares purchased hereunder as specified on Schedule II hereto in United States dollars and in immediately available funds (the “Subscription Amount”), and the Company shall deliver to each Purchaser its Shares and the Company and each Purchaser shall deliver the other items set forth in Section 4 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 4 and 5, the Closing shall occur at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 3rd Avenue, New York, New York 10017. The term “Trading Day” means a day on which the NASDAQ Stock Market is open for trading.

4. Deliveries

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of the irrevocable instructions to American Stock Transfer & Trust Company (the “Transfer Agent”) instructing the Transfer Agent to credit such Purchaser’s or its designee’s balance account with The Depository Trust Company through its Deposit/Withdrawal at Custodian system with the number of Shares reflected on Schedule II as delivered by the Representative at the Closing.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) This Agreement duly executed by such Purchaser; and

(ii) Such Purchaser’s Subscription Amount by wire transfer or certified check to the account specified by the Company on Schedule I.

5. Closing Conditions.

(a) The obligations of the Company hereunder are subject to the following conditions being met:

(i) the accuracy in all material respects as of the date hereof of the representations and warranties by each Purchaser contained herein;

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) if required, the Shares shall have been approved for listing on The NASDAQ Capital Market, subject only to official notice of issuance; and

(iv) the delivery by each Purchaser of the items set forth in Section 4(b) of this Agreement.

(b) The obligations of the Purchasers hereunder are subject to the following conditions being met:

(i) the accuracy in all material respects as of the date hereof of the representations and warranties by the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Company of the items set forth in Section 4(a) of this Agreement.

6. Representations and Warranties of the Company.  As of the date hereof, the Company hereby represents and warrants to the Purchasers that:

(a) Organization.  The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authority and Validity.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to perform its obligations under this Agreement.  This Agreement constitutes the lawful, valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c) Valid Issuance of Common Stock.  The Shares, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than the applicable state and federal securities laws.

(d) No Violation or Conflict.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (i) violate, conflict with or result in the breach of any provision of the Company’s Certificate of Incorporation or Bylaws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable the Company or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Company, pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party except, in the case of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(e) Governmental/Regulatory Consents and Approvals.  Except for filings under federal securities laws and, if required, NASDAQ Stock Market rules and regulations, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby do not and will not, require any permits, consents, approvals, orders, authorizations of, or declarations to or filings with any federal, state, local or foreign government or regulatory authority, which has not already been obtained, effected or provided.

(f) Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 5,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). As of the date hereof, (i) 15,011,498 shares of Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) 1,492,434 shares of Common Stock are reserved for issuance upon the exercise of outstanding stock options granted pursuant to the Company’s employee stock plans (“Stock Options”), (iii) 1,006,679 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants of the Company, (vi) 2,260,000 shares of Common Stock are reserved for issuance pursuant to Stock Options which are subject to the Company’s stockholders’ approval, and (vii) no rights to purchase shares of Series C Junior Participating Preferred stock, $0.01 par value per share, of the Company are issued and outstanding, and no other shares of capital stock of the Company are issued and outstanding. Except as listed above and disclosed in the company’s financial statements filed with the SEC, there are no outstanding options, stock appreciation rights, warrants or other rights, contracts, arrangements, or commitments of any character relating to the issued or unissued capital stock of the Company, or obligating the Company to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, the Company. None of the outstanding equity securities or other securities of the Company were issued in violation of the Act or any other law, rule, or regulation.

(g) Rights Plan. The Company has delivered to the Purchasers a copy of the Section 382 Rights Agreement, dated as of March 18, 2016, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, as amended from time to time (the “Rights Agreement”), as currently in effect. The Company has taken all actions necessary under the Rights Agreement to ensure that (i) no Purchaser nor any of their respective Affiliates shall be deemed to be an Acquiring Person (as such term is defined in the Rights Agreement) and (ii) neither a Distribution Date nor a Share Acquisition Date (as each such term is defined in the Rights Agreement) shall be deemed to have occurred, and the Rights (as defined in the Rights Agreement) will not detach from the Common Stock or become non-redeemable, in each case, as a result of the execution, delivery or performance of this Agreement or the Agreement and Plan of Merger by and among the Company, FHXMS, LLC, XpresSpa Holdings, LLC (“XpresSpa”), the unitholders of the Company party thereto or who become a party thereto, and Mistral XH Representative, LLC, as representative of the unitholders of the Company, dated as of the date hereof (the “Merger Agreement”) or the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

(h) No Other Representations. No representations or warranties have been made to the Purchaser with respect to the investment in the Common Stock or the Company other than the representations set forth herein, and the Purchaser has not relied upon any representation or warranty not provided herein in making its investment in the Company.

7. Representations, Warranties and Covenants of the Purchasers.  As of the date hereof, each Purchaser hereby represents and warrants to the Company that:

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501 under the Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review this Agreement and the reports, schedules, forms, statements and other documents required to be filed by the Company and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. In addition, such Purchaser acknowledges and agrees that it has such knowledge concerning XpresSpa and the contemplated transaction with the Company and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder (including the contemplated transactions between the Company and XpresSpa), such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement, to other investors in XpresSpa, or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

8. Legends.

(a) Any certificates representing Shares shall bear a legend in substantially the following form, in addition to any other legends required by law or contract:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.”

(b) The legends required by this Section 8 shall be removed by the Company upon request without charge as to any particular Shares (i) when, in the opinion of counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Act, (ii) when such Shares shall have been registered under the Act, or (iii) except with respect to any Purchaser who is then (or has been in the prior 90 days) an affiliate of the Company, at any time following the date that is one year after the Closing Date.

9. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) registered or certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery, or (iii) email transmission, in each case addressed as follows:

To the Company:	FORM Holdings Corp.
780 Third Avenue, 12th Floor
New York, NY 10017
Email: Notices@formholdings.com
Attn: Andrew Perlman

To each Purchaser:	At the address set forth on the signature page

11. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of laws principles.

12. Further Assurances. The Company and each Purchaser agree to execute any and all such other and further instruments and documents, and to take any and all such further actions, which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

13. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

14. Entire Agreement.  This Agreement constitutes the entire agreement between the Company and each Purchaser with respect to the matters covered hereby and supersedes all prior agreements and understanding with respect to such matters between the Company and each Purchaser.

15. Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

16. Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly set forth in writing and signed by the party against whom such waiver is charged; and, (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions and (ii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

17. Subscription Irrevocable. Except as set forth herein, this subscription is irrevocable, is subject to all of the terms and provisions contained in this Agreement, and will survive the death, dissolution, or disability of each Purchaser.

18. Assignability. This Agreement is not transferable or assignable by any Purchaser.

19. Counterparts; Facsimile or “pdf” Copies.  This Agreement may be executed in counterparts, each of which, when executed, shall be deemed an original but all of which, taken together, shall constitute one and the same Agreement.  Delivery of an executed copy of a signature page to this Agreement by facsimile or “pdf” transmission shall be as effective as delivery of a manually executed copy of this Agreement and shall be as effective and enforceable as the original.

20. Lock-Up. From the date hereof through the earlier of (a) the date that is ninety (90) days following the consummation of the transactions contemplated by the Merger Agreement or (b) the date of termination of the Merger Agreement, each Purchaser agrees that it will not, without the prior written consent of the Company, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any of the Company’s shares of Common Stock, or securities convertible into or exercisable or exchangeable for any equity securities of the Company (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Act and such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company.

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

PURCHASER:

Mistral Spa Holdings, LLC

By:	/s/ Andrew R. Heyer
Name:	Andrew R. Heyer
Title:	Chairman

Subscription Amount: $1,733,825.94

No. of Shares: 750,574

(The above amounts are subject to adjustment as provided herein and reflected on Schedule II from time to time)

Agreed and accepted as of

the date first written above:

FORM Holdings Corp.

By:	/s/ Andrew Perlman
Name:	Andrew Perlman
Title:	Chief Exectuive Officer

Address for Notice: 780 Third Avenue, 12th Floor New York, NY 10017 Telephone: (212) 309-7549 Facsimile: (646) 532-6775 E-mail: Notices@FORMHoldings.com Attention: Chief Executive Officer

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, NY 10017

Telephone: (212) 935-3000

Facsimile: (212) 983-3115

E-mail: KRKoch@mintz.com

Attention: Kenneth R. Koch, Esq.

Solely for purposes of Section 1,
Mistral XH Representative, LLC

By:	/s/ Andrew R. Heyer
Name:	Andrew R. Heyer
Title:	Chairman